For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Third Quarter 2011 Results and a Quarterly Dividend

New York, NY, November 1, 2011......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2011.

Consolidated net sales for the third quarter of 2011 were $236.2 million, compared to consolidated net sales of $227.5 million during the comparable quarter in 2010.  Earnings from continuing operations for the third quarter of 2011 were $14.1 million or 61 cents per diluted share, compared to $11.1 million or 48 cents per diluted share in the third quarter of 2010. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2011 were $13.7 million or 59 cents, compared to $9.8 million or 43 cents per diluted share in the third quarter of 2010.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the nine month period ended September 30, 2011 were $700.5 million, compared to consolidated net sales of $637.9 million during the comparable period in 2010.  Earnings from continuing operations for the nine month period ended September 30, 2011 were $34.8 million or $1.51 per diluted share, compared to $22 million or 97 cents per diluted share in the comparable period of 2010.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended 2011 and 2010 were $32.1 million or $1.39 per diluted share and $21.6 million or 96 cents per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “Engine Management sales increased 7.6% in the third quarter of 2011 and 10.3% for the full nine months of 2011.

“Temperature Control sales decreased 5.1% during the third quarter of 2011, reflecting a timing difference in customer buying patterns from the prior year. In 2011, we offered a pre-season dating program, and customers placed orders early in the year. In 2010, we did not offer such a program, and with the summer turning out to be one of the hottest on record, customers ordered heavily during the third quarter. Still, for the full nine months of 2011, Temperature Control sales were 8.7% above 2010.

“Total sales were 3.8% ahead for the third quarter and 9.8% ahead of 2010 for the full nine months. These figures are in line with our customers’ sales ‘out the door’ as the industry environment remains healthy.

“We continue to make progress in all areas of cost control. Our gross margin is up almost a full point from the comparable quarter a year ago – 27.3% vs. 26.4% - while operating expenses are nearly a point lower – 17.6% vs. 18.5%. The result is an operating profit improvement of $4.7 million, compared to the third quarter of 2010. Year to date the operating profit improvement is even stronger at $14.6 million, excluding the $3.6 million postretirement curtailment gain recorded in the second quarter 2011.

“These earnings improvements are reflected in cash flow. At the end of September 2011 our total debt was roughly $30 million below September 2010, despite the $27 million acquisition of the BLD Engine Control business earlier this year.

“Finally, as reported recently, we are pleased to announce the acquisition of Forecast Trading Corporation. Forecast is a leading supplier of value-priced Engine Management products, a segment that is growing as the vehicle population continues to age and the economic climate remains difficult.

“This acquisition will enable us to offer our Engine Management customers an excellent combination – the top OE quality line and the best value line. In addition, as we integrate the two companies, we anticipate synergistic improvements in product cost and operating expenses.

“The cost of the acquisition is approximately $44 million. However, with our cash flow continuing strong, we anticipate that we will end the year with a Debt:EBITDA ratio of approximately one to one. We believe the acquisition will be accretive to earnings in year one.”

The Board of Directors has approved payment of a quarterly dividend of seven cents per share on the common stock outstanding. The dividend will be paid on December 1, 2011 to stockholders of record on November 15, 2011.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, November 1, 2011.  The dial-in number is 800-895-0231 (domestic) or 785-424-1054 (international). The playback number is 800-695-0395 (domestic) or 402-220-1388 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except share and per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
NET SALES	$236,220	$227,540	$700,455	$637,939

COST OF SALES	171,732	167,526	519,642	475,718

GROSS PROFIT	64,488	60,014	180,813	162,221

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	41,680	41,991	122,336	120,459
RESTRUCTURING AND INTEGRATION EXPENSES	275	1,388	743	3,430
OTHER INCOME, NET	258	1,436	789	1,952

OPERATING INCOME	22,791	18,071	58,523	40,284

OTHER NON-OPERATING INCOME, NET	230	300	673	480

INTEREST EXPENSE	757	1,844	3,159	5,710

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	22,264	16,527	56,037	35,054

PROVISION FOR INCOME TAXES	8,164	5,430	21,233	13,029

EARNINGS FROM CONTINUING OPERATIONS	14,100	11,097	34,804	22,025

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,055)	(1,441)	(1,714)	(2,309)

NET EARNINGS	$13,045	$9,656	$33,090	$19,716

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.62	$0.49	$1.53	$0.98
DISCONTINUED OPERATION	(0.05)	(0.06)	(0.08)	(0.10)
NET EARNINGS PER COMMON SHARE - BASIC	$0.57	$0.43	$1.45	$0.88

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.61	$0.48	$1.51	$0.97
DISCONTINUED OPERATION	(0.04)	(0.06)	(0.08)	(0.10)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.57	$0.42	$1.43	$0.87

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,863,048	22,597,117	22,812,851	22,528,108
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,042,981	23,472,411	23,299,363	22,604,344

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share data)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS
GAAP EARNINGS FROM CONTINUING OPERATIONS	$14,100	$11,097	$34,804	$22,025

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	165	832	446	2,058
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	-	-	47
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	-	(2,188)	-
REVERSAL OF LT TAX LIABILITY	(454)	(1,084)	(454)	(1,084)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(1,033)	(472)	(1,431)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,654	$9,812	$32,136	$21,615

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.61	$0.48	$1.51	$0.97
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	0.03	0.02	0.09
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	-	-	-
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	-	(0.10)	-
REVERSAL OF LT TAX LIABILITY	(0.02)	(0.04)	(0.02)	(0.04)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	-	(0.04)	(0.02)	(0.06)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.59	$0.43	$1.39	$0.96

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALLOPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2011	December 31, 2010
	(Unaudited)

ASSETS

CASH	$14,898	$12,135

ACCOUNTS RECEIVABLE, GROSS	144,557	111,765
ALLOWANCE FOR DOUBTFUL ACCOUNTS	7,036	6,779
ACCOUNTS RECEIVABLE, NET	137,521	104,986

INVENTORIES	233,995	241,158
ASSETS HELD FOR SALE	216	216
OTHER CURRENT ASSETS	22,269	26,211

TOTAL CURRENT ASSETS	408,899	384,706

PROPERTY, PLANT AND EQUIPMENT, NET	60,114	60,666
GOODWILL AND OTHER INTANGIBLES, NET	30,778	12,487
OTHER ASSETS	23,952	34,942

TOTAL ASSETS	$523,743	$492,801

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$41,790	$52,887
CURRENT PORTION OF LONG TERM DEBT	107	12,402
ACCOUNTS PAYABLE	68,060	49,919
ACCRUED CUSTOMER RETURNS	32,626	23,207
OTHER CURRENT LIABILITIES	89,001	76,416

TOTAL CURRENT LIABILITIES	231,584	214,831

LONG-TERM DEBT	221	307
ACCRUED ASBESTOS LIABILITIES	26,248	24,792
OTHER LIABILITIES	22,697	42,988

TOTAL LIABILITIES	280,750	282,918

TOTAL STOCKHOLDERS' EQUITY	242,993	209,883

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$523,743	$492,801

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,				NINE MONTHS ENDED SEPTEMBER 30,
	2011		2010		2011		2010
	(unaudited)				(unaudited)
Revenues
Engine Management	$165,182		$153,577		$489,305		$443,489
Temperature Control	68,148		71,774		201,942		185,714
All Other	2,890		2,189		9,208		8,736
	$236,220		$227,540		$700,455		$637,939

Gross Margin
Engine Management	$43,834	26.5%	$39,785	25.9%	$123,850	25.3%	$110,407	24.9%
Temperature Control	17,343	25.4%	17,157	23.9%	47,269	23.4%	43,117	23.2%
All Other	3,311		3,072		9,694		8,697
	$64,488	27.3%	$60,014	26.4%	$180,813	25.8%	$162,221	25.4%

Selling, General & Administrative
Engine Management	$25,226	15.3%	$25,468	16.6%	$76,483	15.6%	$74,905	16.9%
Temperature Control	9,557	14.0%	10,799	15.0%	29,322	14.5%	28,709	15.5%
All Other	6,897		5,724		16,531		16,845
	$41,680	17.6%	$41,991	18.5%	$122,336	17.5%	$120,459	18.9%

Operating Profit
Engine Management	$18,608	11.3%	$14,317	9.3%	$47,367	9.7%	$35,502	8.0%
Temperature Control	7,786	11.4%	6,358	8.9%	17,947	8.9%	14,408	7.8%
All Other	(3,586)		(2,652)		(6,837)		(8,148)
	22,808	9.7%	18,023	7.9%	58,477	8.3%	41,762	6.5%
Restructuring & Integration	(275)	-0.1%	(1,388)	-0.6%	(743)	-0.1%	(3,430)	-0.5%
Other Income, Net	258	0.1%	1,436	0.6%	789	0.1%	1,952	0.3%
	$22,791	9.6%	$18,071	7.9%	$58,523	8.4%	$40,284	6.3%